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                                                                      Exhibit n.


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated November 8, 2002, relating to the financial statements of AEW Real Estate Income Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading "Counsel and Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
November 22, 2002